Exhibit 10.1

LINCOLN EDUCATIONAL SERVICES CORPORATION
AMENDED & RESTATED 2005 LONG-TERM INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

Date of Award:	__________________

Participant:	__________________

Lincoln Educational Services Corporation (the “Company”) hereby grants the Participant [_____] shares of restricted common stock of the Company (the “Restricted Shares”), pursuant to the provisions of the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

The Participant acknowledges receipt of the Plan, a copy of which is attached hereto and represents that he is familiar with its terms and provisions.  This grant of Restricted Shares shall be subject to the terms and conditions of the Plan and this Award Agreement.  The Plan provides a complete description of the terms and conditions governing all Awards granted thereunder.  This Award Agreement is subject to the terms and conditions of the Plan, as amended from time to time, and to such rules and regulations as the Committee may adopt under the Plan.  If there is any inconsistency between the Plan and this Award Agreement, the Plan’s terms (or applicable rules and regulations of the Committee) shall control and supersede and replace any terms of this Award Agreement that conflict with the terms of the Plan.

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

(A)	Threshold Section 162(m) Goal.

(1)
The Restricted Shares shall not vest unless and until the Committee certifies that the Company has achieved an operating income margin of at least _____ (the “Section 162(m) Goal”) during any one or more of the fiscal years comprised in the period beginning January 1, 2011 and ending December 31, 2014 (the “Section 162(m) Performance Period”).  If the Section 162(m) Goal is not achieved during any of the fiscal years included in the Section 162(m) Performance Period, the Restricted Shares shall be cancelled, and the Participant shall forfeit any right to the Restricted Shares.

(2)
The Committee shall determine and certify in writing whether the Section 162(m) Goal was achieved.  Once the Committee so certifies, the Participant’s entitlement to payment in respect of the Award will be determined in accordance with the terms of this Award Agreement.

(B)	Vesting Schedule.

(1)
Within ninety (90) days following the commencement of each of fiscal years 2011, 2012, 2013 and 2014 (each, an “Annual Performance Period”), the Committee will approve an Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) target (each, an “Annual Performance Target”) for the applicable Annual Performance Period.

(2)
If during an Annual Performance Period the Company achieves or exceeds the applicable Annual Performance Target and if the Section 162(m) Goal has been achieved by the end of such Annual Performance Period, twenty five percent (25%) of the Restricted Shares shall vest on the date the Committee determines and certifies that the Annual Performance Target has been achieved following the end of the applicable Annual Performance Period (each, a “Scheduled Vesting Date”).

(3)
If during an Annual Performance Period the Company achieves or exceeds the applicable Annual Performance Target but the Section 162(m) Goal has not been achieved by the end of such Annual Performance Period, the Restricted Shares that would have vested had the conditions set forth in Section B(2) been satisfied shall remain outstanding as unvested Restricted Shares and shall vest if (and only if) the Section 162(m) Goal is subsequently achieved by the end of the Section 162(m) Performance Period.

(4)
Subject to Section B(5), if the Company does not achieve the Annual Performance Target for an Annual Performance Period, the Restricted Shares that would have vested during such Performance Period shall be cancelled and the Participant shall forfeit any right to such Restricted Shares.

(5)
If the Company does not achieve the Annual Performance Target for an Annual Performance Period, the Committee may, in its sole discretion, determine that the Restricted Shares that would have vested had such Annual Performance Target been achieved will not be forfeited as provided in Section B(4) but shall instead be subject to a replacement EBITDA target (a “Catch-up Performance Target”; the Restricted Shares subject to a Catch-up Performance Target are referred to as “Suspended Shares”).  A Catch-up Performance Target may relate to the Annual Performance Period immediately following the Annual Performance Period that originally applied to the Suspended Shares or to such other Performance Period as the Committee may specify.  In any such event, if the Company achieves or exceeds the Catch-up Performance Target for the applicable Performance Period, the Suspended Shares shall vest on the first Scheduled Vesting Date following the end of the applicable Performance Period (the “Suspended Share Vesting Date”).

(6)
If the applicable Annual Performance Target or Catch-up Performance Target has not been satisfied on or prior to December 31, 2014, any unvested Restricted Shares (including any Suspended Shares) subject to such Annual Performance Target or Catch-up Performance Target shall be cancelled and the Participant shall forfeit any right to such Restricted Shares.

(7)	Upon vesting, the Restricted Shares shall no longer be subject to the transfer restrictions pursuant to Section F or cancellation pursuant to Section D.

(8)	The term “Vesting Date” with respect to a Restricted Share refers to the Scheduled Vesting Date or Catch-Up Vesting Date, as applicable.

(9)
Notwithstanding the achievement of the Section 162(m) Goal and the applicable Annual Performance Target or Catch-up Performance Target, the Committee may, in its sole discretion, determine that all or a portion of the Restricted Shares shall not vest based on facts and circumstances occurring after the date of grant that the Committee deems relevant.

(C)	Adjustments.

(1)	No adjustment shall be made to the Section 162(m) Goal.

(2)
In the event of the sale, disposition, acquisition, restructuring, discontinuance of operations or other extraordinary corporate event in respect of a material business, the Committee shall review and adjust the applicable Annual Performance Target(s) and any Catch-up Performance Target(s) in order to ensure that the achievement of the Annual Performance Target(s) and Catch-up Performance Target(s) following such event is no more or less probable than the achievement prior to such event.  Any determination by the Committee under this Section (C)(2) shall be final, binding and conclusive.  The Committee shall make any such other adjustments that it deems appropriate and necessary in its sole discretion to avoid reduction or enlargement of the Participant’s rights in the Restricted Shares.

(D)	Termination of Employment.

(1)
Death; Disability.  If the Participant’s employment with the Company and its subsidiaries and affiliates (the “Company Group”) terminates as a result of the Participant’s death or Disability, any unvested Restricted Shares held by the Participant shall vest and shall no longer be subject to the transfer restrictions pursuant to Section F or cancellation pursuant to Section D, provided that the Section 162(m) Goal has been achieved prior to the date of the Participant’s termination of employment.  If the Section 162(m) Goal has not been achieved prior to the date of the Participant’s termination of employment, all unvested Restricted Shares shall be cancelled and the Participant (or the Participant’s beneficiary or estate) shall forfeit any right to such Restricted Shares.

(2)
Termination without Cause.  If the Participant’s employment with the Company Group is terminated by the Company Group without Cause (or if the Participant has an employment agreement with the Company that provides for specified rights and benefits upon a resignation for “good reason”, if the Participant resigns his employment with the Company Group for “good reason” as defined in such employment agreement), any unvested Restricted Shares held by the Participant shall vest and shall no longer be subject to the transfer restrictions pursuant to Section F or cancellation pursuant to Section D, provided that the Section 162(m) Goal has been achieved prior to the date of the Participant’s termination of employment.  If the Section 162(m) Goal has not been achieved prior to the date of the Participant’s termination of employment, all unvested Restricted Shares shall be cancelled and the Participant shall forfeit any right to such Restricted Shares.

(3)
Termination for Cause; Resignation.  If the Participant’s employment with the Company Group is terminated by the Company Group for Cause or the Participant resigns his employment with the Company Group for any reason, the Participant’s unvested Restricted Shares shall be cancelled and the Participant shall forfeit any right to the Restricted Shares.

(4)	“Cause” shall mean, with respect to the Participant, the following:

(a)
prior to a Change in Control, (i) the Participant’s willful failure to perform the duties of his employment in any material respect, (ii) malfeasance or gross negligence in the performance of the Participant’s duties of employment, (iii) the Participant’s conviction of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), (iv) the Participant’s intentional or reckless disclosure of protected information respecting any member of the Company Group’s business to any individual or entity which is not in the performance of the duties of his employment, (v) the Participant’s commission of an act or acts of sexual harassment that would normally constitute grounds for termination, or (vi) any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment), which is materially injurious to the financial condition or business reputation of any member of the Company Group; provided, however, that in the case of (i) and (ii) above, the Participant shall not be deemed to have been terminated for cause unless he has received written notice of the alleged basis therefore from the Company, and fails to remedy the matter within 30 days after he has received such notice, except that no such “cure opportunity” shall be required in the case of two separate episodes occurring within any 12-month period that give the Company the right to terminate for cause for such reason; or

(b)
on or after a Change in Control, (i) the Participant’s willful failure to perform the duties of his employment in any material respect, (ii) malfeasance or gross negligence in the performance of the Participant’s duties of employment, (iii) the Participant’s conviction of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), (iv) the Participant’s intentional or reckless disclosure of protected information respecting any member of the Company Group’s business to any individual or entity which is not in the performance of the duties of his employment; provided, however, that in the case of (i) and (ii) above, the Participant shall not be deemed to have been terminated for cause unless he has received written notice of the alleged basis therefor from the Company, and fails to remedy the matter within 30 days after he has received such notice, except that no such “cure opportunity” shall be required in the case of two separate episodes occurring within any 12-month period that give the Company the right to terminate for cause for such reason.

(5)	“Disability” shall be defined as such term is defined in the Company’s Long Term Disability Plan.

(E)
Change in Control.  If, prior to a Vesting Date, there is a Change in Control, all outstanding Restricted Shares granted by the Company Group to the Participant shall become fully vested on the date of the Change in Control, provided that the Section 162(m) Goal has been satisfied prior to the date of the Change in Control.  If the Section 162(m) Goal has not been achieved prior to the date of the Change in Control, all unvested Restricted Shares shall be cancelled and the Participant shall forfeit any right to such Restricted Shares.  For purposes of this Agreement, a “Change in Control” occurs upon the occurrence of any of the following:

(i)           when a “person” (as defined in Section 3(a)(9) of the Exchange Act), including a “group” (as defined in Section 13(d) and 14(d) of the Exchange Act), either directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of either (1) the then outstanding Common Stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(ii)           when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Company Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof;  provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be a Company Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Company Incumbent Directors;

(iii)           when the stockholders of the Company approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Company Incumbent Directors;

(iv)           upon consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with a merger, amalgamation or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

(v)           upon a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

(F)
Transferability.  Pursuant to Section 12 of the Plan, the Restricted Shares are not transferable other than by last will and testament or by the laws of descent and distribution, and the Participant’s rights under this Award Agreement shall be exercisable during the Participant’s lifetime by the Participant only.

(G)
Rights as a Stockholder.  The Participant shall have, with respect to the Restricted Shares (including any Suspended Shares), all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Shares and to receive any dividends, subject to the restrictions set forth in the Plan and this Award Agreement.

(H)
Dividends and Distributions.  Any shares of Common Stock or other securities of the Company received by the Participant as a result of a distribution to holders of Restricted Shares or as a dividend on the Restricted Shares shall be subject to the same restrictions as the related Restricted Shares, and all references to Restricted Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

(I)
Share Certificates.  The Restricted Shares may be issued in certificate form or electronically in “book entry”.  The certificate representing the shares of Common Stock covered by the Restricted Shares, if any, shall be held in custody by the Company until the restrictions thereon shall have lapsed.  As a condition of the award of Restricted Shares, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to such shares of Common Stock.  The Committee may cause a legend or legends to be put on the certificate to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the shares of Common Stock, and any applicable federal or state laws.

(J)	No Entitlements

(1)
No Right to Future Awards.  The Restricted Shares are discretionary awards.  Neither this Award Agreement nor the Plan confers on the Participant any right or entitlement to receive compensation or bonus in any specific amount for any future fiscal year (including, without limitation, any grants of future Awards under the Plan) and they do not impact in any way the Company Group’s determination of the amount, if any, of the Participant’s compensation or bonus.  The Restricted Shares do not constitute salary, wages, regular compensation, recurrent compensation or contractual compensation for the year of grant or any later year and shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under law or any employee benefit plan or similar arrangement provided by the Company Group (including, without limitation, severance, termination of employment and pension benefits), unless otherwise specifically provided for under the terms of such plan or arrangement or by the Company Group.  The benefits provided pursuant to the Restricted Shares are in no way secured, guaranteed or warranted by Company Group.

(2)
No Effect on Terms of Employment.  The Restricted Shares are awarded to the Participant by virtue of the Participant’s employment with, and services performed for, the Company Group.  Neither this Award Agreement nor the Plan constitutes an employment agreement.  Nothing in either this Award Agreement or the Plan shall modify the terms of the Participant’s employment.

(3)
No Right to Continued Employment.  Subject to the terms of any applicable employment agreement, the Company reserves the right to change the terms and conditions of the Participant’s employment, including the division, subsidiary or department in which the Participant is employed.  This Award Agreement, the Plan, the grant of Restricted Shares, and/or any action taken or omitted to be taken under this Award Agreement or the Plan shall not be deemed to create or confer on the Participant any right to be retained in the employ of the Company Group, or to interfere with or to limit in any way the right of the Company Group to terminate the Participant’s employment at any time.  Moreover, the termination of employment provisions set forth in Section (D) only apply to the treatment of the Restricted Shares in the specified circumstances and shall not otherwise affect the Participant’s employment relationship.  By accepting this Award Agreement, the Participant waives any and all rights to compensation or damages in consequence of the termination of the Participant’s office or employment for any reason whatsoever insofar as those rights arise or may arise from the Participant’s ceasing to have rights under, or be entitled to receive payment in respect of, the Restricted Shares as a result of such termination, or from the loss or diminution in value of such rights or entitlements.  This waiver applies whether or not such termination amounts to a wrongful discharge or unfair dismissal.

(K)	Miscellaneous.

(1)
Restrictions.  The Committee shall have the right to impose such restrictions on the Restricted Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Award Agreement, all of which shall be binding upon the Participant.

(2)
Amendments.  The Plan and this Award Agreement may be amended in accordance with Section 16 of the Plan; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Award Agreement without the Participant’s written consent.

(3)
Section 409A of the Code.  It is the intention of the Company that this award of Restricted Shares shall not be subject to Section 409A of the Code.  Notwithstanding the forgoing or any provision of the Plan or this

Award Agreement, if any provision of this Award Agreement or the Plan contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of any taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code.  This Section (K)(3) does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Restricted Shares will not be subject to taxes, interest and penalties under Section 409A of the Code.

(4)
Taxes and Withholding.  No later than the date as of which an amount with respect to the Restricted Shares first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company to deliver the certificates for shares of Common Stock under this Award Agreement shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, by withholding shares of Common Stock to be delivered upon vesting of the Restricted Shares.

(5)
Securities Laws.  This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable.  The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his rights under this Award Agreement.

(6)
Conditions to Delivery of Common Stock Certificates.  The Company shall not be required to deliver any certificate or certificates for shares of Common Stock pursuant to this Award Agreement prior to fulfillment of all of the following conditions:

(a)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee determines to be necessary or advisable; and

(b)	The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

(7)	Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Award Agreement.

(8)	Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(9)
Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(10)
Successor.  All obligations of the Company under the Plan and this Award Agreement, with respect to the Restricted Shares, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(11)	Choice of Law. To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, this Award Agreement has been executed by the Company by one of its duly authorized officers as of the Date of Award.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:
Name:
Title: